                                                                    EXHIBIT 2.14

                               AMENDMENT NO. 2 TO

                               PURCHASE AGREEMENT

       This Amendment No. 2 (this "Amendment No. 2"), dated as of May 13, 2003, is by and among Global Crossing Ltd., a company organized under the Laws of Bermuda (the "Company"), Global Crossing Holdings Ltd., a company organized under the Laws of Bermuda ("GX Holdings"), and Singapore Technologies Telemedia Pte Ltd, a company organized under the Laws of Singapore ("ST Telemedia"), and amends the Purchase Agreement, dated as of August 9, 2002, by and among the Company, GX Holdings, the Joint Provisional Liquidators of the Company and GX Holdings (the "Joint Provisional Liquidators"), ST Telemedia and Hutchison Telecommunications Limited, a company organized under the Laws of Hong Kong ("Hutchison"), as amended by the Amendment to Purchase Agreement dated as of December 20, 2002 (as amended, the "Agreement"). Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.

       WHEREAS, as set forth in a letter dated April 30, 2003 from Hutchison to the other parties to the Agreement, Hutchison terminated its rights and obligations under the Agreement pursuant to Section 7.1(b) thereof, and not those of ST Telemedia (the "Hutchison April 30, 2003 Letter");

       WHEREAS, as set forth in a letter dated April 30, 2003 from ST Telemedia to the other parties to the Agreement, ST Telemedia assumed the rights and obligations of Hutchison under the Agreement pursuant to Section 8.3(b) thereof (the "ST Telemedia April 30, 2003 Letter");

       WHEREAS, pursuant to a letter dated April 30, 2003 from the Company to Hutchison and ST Telemedia (the "Acknowledgement Letter"), the Company acknowledged and agreed with such termination by Hutchison and acknowledged such assumption by ST Telemedia;

       WHEREAS, pursuant to Section 5.8 of the Agreement, the Joint Provisional Liquidators have delivered their express consent to the execution of this Amendment No. 2 by the parties hereto; and

       WHEREAS, in connection with the Hutchison April 30, 2003 Letter, the ST Telemedia April 30, 2003 Letter and the Acknowledgement Letter, the parties hereto desire, upon the approval of the U.S. Bankruptcy Court of this Amendment No. 2, to effect certain amendments to the Agreement to reflect ST Telemedia's continuing as the sole Investor under the Agreement, and to make certain other amendments as hereinafter set forth, and such amendments may be effected pursuant to Section 8.6 of the Agreement.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Amendment No. 2 and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Interpretation. In giving effect to the Hutchison April 30, 2003 Letter, the ST Telemedia April 30, 2003 Letter and the Acknowledgement Letter, and for the avoidance of doubt:

          (a) Hutchison's right and obligation to subscribe for the New Company Shares under Article I of the Agreement shall be assigned to and assumed by ST Telemedia such that, at the Closing, ST Telemedia shall subscribe for, and the Company shall cause New GX to issue to ST Telemedia, or to a subsidiary of ST Telemedia to which it is entitled to assign its rights pursuant to Section 8.3 of the Agreement, 6,600,000 New Common Shares and 18,000,000 New Preferred Shares, and ST Telemedia shall pay to New GX an aggregate Purchase Price of $250,000,000 for the New Company Shares.

          (b) All references in the Agreement to "each Investor", "each of the Investors", "either Investor", "the Investor", "the Investors" or similar terms which reflect the existence of more than one "Investor" shall refer solely to ST Telemedia. All references in the Agreement to "Hutchison" (other than in Article III of the Agreement) shall refer to ST Telemedia. In each case, where the Agreement or the other Transaction Documents provides for ST Telemedia and Hutchison to provide a decision, approval, consent, waiver or judgment, such decision, approval, consent, waiver or judgment shall be provided solely by ST Telemedia.

          (c) The rights of Hutchison under the Agreement which have been assigned to, and the obligations of Hutchison under the Agreement which have been assumed by, ST Telemedia are as set forth in the ST Telemedia April 30, 2003 Letter and the Acknowledgment Letter.

       2. Amendments. Pursuant to Section 8.6 of the Agreement, the parties agree as follows:

          (a) The first sentence of Section 4.4 of the Agreement shall be amended and restated as follows:

       "The Company agrees to take all actions necessary or appropriate such that, at Closing, the board of directors of New GX will be comprised of ten directors, eight of whom shall be nominated by ST Telemedia and two of whom shall be nominated by the Creditors' Committee."

          (b) The text of Sections 6.2(b), 6.2(i) and 7.1(g) of the Agreement shall be deleted in their entirety and replaced with "[Intentionally Omitted]".

          (c) Section 6.2(c) of the Agreement shall be amended and restated in its entirety as follows:

       "(c) The Company shall have performed, satisfied and complied in all material respects with each of its covenants and agreements set forth in this Agreement and each of the other Transaction Documents to be performed, satisfied and complied with on or after the date hereof and prior to or at the Closing."

          (d) Section 7.1(b) of the Agreement shall be amended and restated in its entirety as follows:

       "(b) by the Company or the Investor if the Closing shall not have been consummated on or before the earlier of (i) the Outside Date and (ii) the date on which the Investor is notified in writing by the Company, a Subsidiary, or a Governmental Entity that a material Regulatory Approval has been denied, will not be approved, or has or will be approved subject to conditions that would constitute a Material Adverse Effect or have a material adverse effect on the Investor; provided, that (A) a party shall not be entitled to terminate this Agreement pursuant to this Section 7.1(b) if the failure of the Closing to occur by the relevant date is the result of any failure by such party to comply fully with its obligations hereunder (including without limitation its obligation to use its reasonable best efforts to obtain all Regulatory Approvals), and (B) in the event all of the conditions set forth in Article VI (other than conditions which, by their nature, can only be satisfied at Closing) shall have been satisfied or waived by the parties hereto on or before the Outside Date, other than the condition set forth in Section 6.2(e) regarding the Other Exit Costs as a result of a dispute regarding the calculation thereof, then the termination right set forth in this Section 7.l(b) shall not be available to the Company or the Investor until the date on which it is determined in accordance with Section
8.14 that the Company will not be able to satisfy such condition."

          (e) Section 7.1(c) of the Agreement shall be amended and restated in its entirety as follows:

       "(c) by the Investor if the Company shall have breached its representations, warranties, covenants or other agreements contained in this Agreement in a manner which would cause the condition set forth in Section 6.2(a) or 6.2(c) to fail to have been met, or the condition set forth in the last sentence of Section 6.2(a) shall not have been satisfied;"

          (f) A new definition of each of "Amendment No. 2 Filing Date" and "Outside Date" shall be added in alphabetical order in Section 8.1 of the Agreement to read as follows, respectively:

       ""Amendment No. 2 Filing Date" shall mean the date the Amendment No. 2, dated as of May 13, 2003 by and among the Company, GX Holdings and ST Telemedia, is submitted for approval to the U.S. Bankruptcy Court."

       ""Outside Date" shall mean the date falling five months after the Amendment No. 2 Filing Date."

          (g) The references to "April 30, 2003" in Exhibit C of the Agreement shall be deleted and replaced with "the Outside Date".

       3. Representations and Warranties of the Company and GX Holdings. Each of the Company and GX Holdings hereby represents and warrants to ST Telemedia as follows:

          (a) Due Authorization; Enforceability. Subject to the requirements that, (i) the Joint Provisional Liquidators consent to the Company's and GX Holdings' entry into this Amendment No. 2 (which consent has been obtained concurrently on the date hereof), (ii) the U.S. Bankruptcy Court approves the Company's and GX Holdings' entry into this Amendment No. 2 and (iii) the Joint Provisional Liquidators have not withdrawn their consent to the Company's and GX Holding's entry into the Agreement or this Amendment No. 2 pursuant to their fiduciary duties under Bermuda Law or pursuant to any order of the

Bermuda Court, each of the Company and GX Holdings has all right, corporate power and authority to enter into, execute and deliver this Amendment No. 2 and to consummate the transactions contemplated hereby. The execution and delivery by each of the Company and GX Holdings of this Amendment No. 2 and the compliance by each of the Company and GX Holdings with each of the provisions of this Amendment No. 2 are within the corporate power and authority of the Company and GX Holdings and have been duly authorized by all requisite corporate and other action of the Company and GX Holdings. This Amendment No. 2 has been duly and validly executed and delivered by the Company and GX Holdings and this Amendment No. 2 constitutes a legal, valid and binding agreement of the Company and GX Holdings, enforceable against the Company and GX Holdings in accordance with its terms.

          (b) No Conflicts or Violations; Consents. Neither the execution, delivery or performance by each of the Company and GX Holdings of this Amendment No. 2 and the other transactions contemplated hereby will: (i) conflict with, or result in a breach or a violation of, any provision of the memorandum of association, certificate of incorporation or bylaws or other organizational documents of the Company or any Subsidiary; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law applicable to or binding on the Company or any Subsidiary or any provision of any Commitment to which the Company or any Subsidiary is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, revocation or acceleration, which would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; (iii) except for the approval by the U.S. Bankruptcy Court, the consent of the Joint Provisional Liquidators (which consent has been obtained concurrently on the date hereof) and any other Regulatory Approvals, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any Subsidiary; or (iv) require a re-solicitation of votes of creditors in connection with the Bankruptcy Plan or Schemes of Arrangement.

       4. Representations and Warranties of ST Telemedia. ST Telemedia hereby represents and warrants to the Company as follows:

          (a) Due Authorization; Enforceability. ST Telemedia has all right, power and authority to enter into, execute and deliver this Amendment No. 2 and to consummate the transactions contemplated hereby. The execution and delivery by ST Telemedia of this Amendment No. 2 and the consummation by ST Telemedia of the transactions contemplated hereby (i) are within the power and authority of ST Telemedia and (ii) have been duly authorized by all necessary action on the part of ST Telemedia. This Amendment No. 2 constitutes a legal, valid and binding agreement of ST Telemedia, enforceable against ST Telemedia in accordance with its respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          (b) Consents; No Violations. Neither the execution, delivery or performance by ST Telemedia of this Amendment No. 2 nor the consummation by ST Telemedia of the transactions contemplated hereby will: (i) conflict with, or result in a breach or violation of, any provision of the organizational documents of ST Telemedia;
(ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (A) any Law or (B) any provision of any Commitment of ST Telemedia, or to which ST Telemedia or any of its assets or properties is subject, except, with respect to the matters set forth in clause
(B), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not have a material adverse effect on the ability of ST Telemedia to consummate the transactions contemplated hereby; or (iii) to the knowledge of ST Telemedia and except for the approval by the U.S. Bankruptcy Court, the consent of the Joint Provisional Liquidators (which consent has been obtained concurrently on the date hereof) and any other Regulatory Approvals, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of ST Telemedia.

       5. Effectiveness; Cooperation. Notwithstanding anything contained herein, this Amendment No. 2 shall not become effective until the date it is approved by the U.S. Bankruptcy Court (such date, the "Amendment No. 2 Approval Date"). ST Telemedia hereby acknowledges and agrees that each of the Company and GX Holdings may withdraw any motion to the U.S. Bankruptcy Court to approve this Amendment No. 2 if ST Telemedia fails to sign and deliver to the Company a confirmation letter, substantially in the form of Exhibit A hereto, prior to the hearing date set by the U.S. Bankruptcy Court to approve this Amendment No. 2. Each party hereto agrees to cooperate with each other and to use its reasonable efforts to execute and deliver any instruments or documents and to take, or cause to be taken, all actions necessary, proper or advisable in order to give effect to the consummation of the transactions contemplated by this Amendment No. 2 (including without limitation the making of any necessary filings or notices and the seeking of all required approvals in connection with the Bankruptcy Case, the Bermuda Case or the Regulatory Approvals and the making of all necessary or desirable amendments to the Transaction Documents to give effect to this Amendment No. 2) and to otherwise carry out the intent of the parties under this Amendment No. 2.

       6. Press Releases. ST Telemedia and the Company shall consult with each other before issuing any press release or public announcement pertaining to this Amendment No. 2 and shall not issue any such press release or make any such public announcement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or market, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

       7. Fees and Expenses. In addition to, and not in diminution of, the reimbursement rights provided to ST Telemedia pursuant to Section 4.6 of the Agreement, the Company shall (a) promptly reimburse and pay to ST Telemedia all reasonable, actual, documented, out-of-pocket costs and expenses incurred by ST Telemedia, for the period commencing on May 25, 2002 and ending on the earlier to occur of the Closing Date or the termination of the Agreement by ST Telemedia or the Company in accordance with its terms, in connection with the Bankruptcy Case, the Schemes of Arrangement and the transactions contemplated by the Agreement and the other Transaction Documents (collectively, the "ST Telemedia Expenses") up to an amount equal to $2,250,000, and (b) reimburse and pay to ST Telemedia up to an additional $2,250,000 for any ST Telemedia Expenses in excess of the $2,250,000 payable under Section 7(a) above, promptly upon the earlier to occur of the Closing Date or the termination of the Agreement by ST Telemedia or the Company in accordance with its terms, provided however, (i) in each case, the Company shall not be required to reimburse ST Telemedia for any ST Telemedia Expenses that have already been reimbursed as Post-Petition Investors' Expenses pursuant to Section 4.6 of the Agreement and
(ii) with respect to Section 7(b) above, in the event Liquidated Damages are payable to ST Telemedia under the Agreement in connection with any such termination of the Agreement, the amount of Liquidated Damages payable to ST Telemedia shall be offset dollar-for-dollar by any amounts paid to ST Telemedia by the Company under Section 7(b). The ST Telemedia Expenses shall include all out-of-pocket expenses, costs and other fees of Merrill Lynch (Singapore) Pte. Ltd., other than the success fees owed to Merrill Lynch (Singapore) Pte. Ltd. that are payable in connection with the successful consummation of the transactions contemplated by the Agreement and the other Transaction Documents.

       8. Termination. Each of the Company, GX Holdings and ST Telemedia may terminate this Amendment No. 2 upon the occurrence of any of the following:

          (a) The Amendment No. 2 Filing Date does not occur on or before May 14, 2003;

          (b) The Company or GX Holdings, in accordance with the second sentence of Section 5 of this Amendment No. 2, withdraws the motion to the U.S. Bankruptcy Court to approve this Amendment No. 2; or

          (c) The Amendment No. 2 Approval Date does not occur on or before June 9, 2003.

       9. Confirmation of Agreement. Except as herein expressly amended, the Agreement shall remain in full force and effect in accordance with its terms.

       10. Governing Law; Submission to Jurisdiction. This Amendment No. 2 shall be governed by and construed, interpreted and enforced first in accordance with and governed by the Bankruptcy Code and the applicable case law under the Bankruptcy Code and, to the extent that the Bankruptcy Code and the applicable case law under the Bankruptcy Code do not address the matter at hand, then, in accordance with and governed by the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereby agree that, without limitation of any party's right to appeal any order of the U.S. Bankruptcy Court, (a) the U.S. Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Amendment No. 2 and to decide any claims or disputes that may arise or result from, or be connected with, this Amendment No. 2, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the U.S. Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the U.S. Bankruptcy Court.

       11. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

       12. Headings. The headings of the sections of this Amendment No. 2 have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment No. 2 or the Agreement.

                   [signatures appear on the following page]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                                provisional
                                              liquidation)

                                              By: /s/ John B. McShane
                                                  -----------------------------
                                                  Name: John B. McShane
                                                  Title: General Counsel

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: /s/ John B. McShane
                                                  -----------------------------
                                                  Name: John B. McShane
                                                  Title: Attorney-in-Fact

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: _____________________________
                                                  Name:
                                                  Title:

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: /s/ LEE THENG KIAT
                                                  -----------------------------
                                                  Name:  LEE THENG KIAT
                                                  Title: PRESIDENT & CEO

                                    Exhibit A

                          [Form of Confirmation Letter]

                           FORM OF CONFIRMATION LETTER

                                 May [___], 2003

Singapore Technologies Telemedia Pte Ltd
51 Cuppage Road
#10-11/17, StarHub Centre
Singapore 229469
Telecopy: + 65-6720-7277
Attention: Chief Financial Officer

Ladies and Gentlemen:

        Reference is made to the Purchase Agreement, dated as of August 9, 2002, by and among Global Crossing Ltd., a company organized under the Laws of Bermuda (the "Company"), Global Crossing Holdings Ltd., a company organized under the Laws of Bermuda ("GX Holdings"), the Joint Provisional Liquidators of the Company and GX Holdings, Singapore Technologies Telemedia Pte Ltd, a company organized under the Laws of Singapore ("ST Telemedia"), and Hutchison Telecommunications Limited, a company organized under the Laws of Hong Kong, as amended by the Amendment to Purchase Agreement, dated as of December 20, 2002, and Amendment No. 2 to Purchase Agreement, dated as of May 13, 2003 (as amended, the "Agreement"). Capitalized terms used and not defined herein are used as defined in the Agreement.

        This letter shall confirm the following:

        1. As of the date hereof, to the knowledge of ST Telemedia, neither the Company nor GX Holdings has breached any representation, warranty, covenant or agreement contained in the Agreement, provided, however, the foregoing shall not affect or otherwise limit the ability of ST Telemedia to rely on or refer to
(i) any such breach by the Company or GX Holdings that existed on or prior to the date hereof which is discovered after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived and (ii) any such breach arising after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived.

        2. As of the date hereof, to the knowledge of ST Telemedia, no Material Adverse Effect has occurred under the Agreement, provided, however, the foregoing shall not affect or otherwise limit the ability of the ST Telemedia to rely on or refer to (i) a Material Adverse Effect that existed on or prior to the date hereof which is discovered after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived and (ii) any such Material Adverse Effect arising after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived.

        3. As of the date hereof, to the knowledge of the Company and GX Holdings, ST Telemedia has not breached of any representation, warranty, covenant or agreement contained in the Agreement, provided, however, the foregoing shall not affect or otherwise limit the ability of the Company or GX Holdings to rely on or refer to (i) any such breach by ST Telemedia that existed on or prior to the date hereof which is discovered after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived and (ii) any such breach arising after the date hereof for purposes of determining whether a condition to Closing set forth in Article VI of the Agreement has been satisfied or waived.

        4. The provisions of Section 4.15(a) of the Agreement shall no longer be deemed to be applicable.

        5. ST Telemedia hereby waives the Company's compliance with Section 6.2(d) of the Agreement.

        6. With respect to Section 4.10 of the Agreement: (a) ST Telemedia hereby waives the Company's compliance as regards the Commitments listed at 3, 4, 5, 6, 9 and 10 of Exhibit E of the Agreement; (b) ST Telemedia hereby agrees that the Company's obligation as regards the Commitments listed at 1, 2 and 7 of Exhibit E of the Agreement shall be to use its commercially reasonable efforts to amend the Non-Compete Covenants contained therein such that such Non-Compete Covenants do not apply to Affiliates of ST Telemedia (other than ST Telemedia and its subsidiaries); and (c) ST Telemedia does not waive the Company's compliance as regards the Commitment listed at 8 of Exhibit E of the Agreement.

        7. ST Telemedia hereby waives the Company's compliance with Section 6.2(e) of the Agreement; provided that the sum of the Other Exit Costs reflected in a certificate of the Chief Financial Officer of the Company as of the date hereof, as well as any Other Exit Costs that arise between the date hereof and the Closing Date (such Other Exit Costs to be determined in accordance with the procedures set forth in Section 8.14 of the Agreement), shall not exceed the amount specified in Section 6.2(e) of the Agreement.

        8. This letter contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto. This letter may be signed in one or more counterparts, each of which shall be deemed an original. This letter shall be governed by and construed, interpreted and enforced first in accordance with and governed by the Bankruptcy Code and the applicable case law under the Bankruptcy Code and, to the extent that the Bankruptcy Code and the applicable case law under the Bankruptcy Code do not address the matter at hand, then, in accordance with and governed by the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                    [signatures appear on the following page]

        If the foregoing correctly sets forth our understanding, please sign in the space indicated below, whereupon this letter shall become a binding agreement. We look forward to working with ST Telemedia as we work towards closing.


                                           Very truly yours,

                                           GLOBAL CROSSING LTD.
                                           (in provisional liquidation)


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                           GLOBAL CROSSING HOLDINGS LTD.
                                           (in provisional liquidation)

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


ACKNOWLEDGED AND AGREED:


SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD

By:
    ------------------------------------
    Name:
    Title:

cc: Latham & Watkins
    80 Raffles Place
    #14-20 UOB Plaza 2
    Singapore 048624
    Telecopy: +65-6536-1171
    Attention: Michael W. Sturrock

[LOGO OF KPMG]

                        THE JOINT PROVISIONAL LIQUIDATORS
                                    C/O KPMG
                                   CROWN HOUSE
                               4 PAR-LA-VILLE ROAD
                                    HAMILTON
                                     BERMUDA
                                   13 MAY 2003

Global Crossing Ltd. (in provisional liquidation)
Global Crossing Holdings Ltd. (in provisional liquidation)
Singapore Technologies Telemedia Pte Ltd

Dear Sirs

GLOBAL CROSSING LTD. ("THE COMPANY") AND CERTAIN OF ITS BERMUDIAN SUBSIDIARIES (ALL IN PROVISIONAL LIQUIDATION)("THE BERMUDIAN DEBTORS")
PURCHASE AGREEMENT DATED 9 AUGUST 2002 AMONG THE COMPANY, GLOBAL CROSSING HOLDINGS LTD. ("GX HOLDINGS"), THE JOINT PROVISIONAL LIQUIDATORS OF THE BERMUDIAN DEBTORS (THE "JPLS"), SINGAPORE TECHNOLOGIES TELEMEDIA PTE LTD AND HUTCHISON TELECOMMUNICATIONS LIMITED, AS AMENDED BY THE AMENDMENT TO PURCHASE AGREEMENT DATED AS OF 20 DECEMBER 2002 (AS AMENDED, "THE AGREEMENT")
AMENDMENT NO.2 TO THE AGREEMENT DATED 13 MAY 2003 ("AMENDMENT NO.2")

We refer to the Agreement and to Amendment No.2.

We note that, pursuant to Sections 5.8 and 8.6 of the Agreement, the JPLs' consent is required to any amendments thereto.

Further, in accordance with the terms of the Orders of the Supreme Court of Bermuda pursuant to which the JPLs were appointed ("the PL Orders"), the JPLs have power, amongst other things:

..       To oversee the continuation of the businesses of the Bermudian Debtors under the control of the Bermudian Debtors' Boards of Directors and the US and Bermuda Courts, and

..       To be consulted by the Bermudian Debtors prior to any disposition of property.

We confirm that we have been consulted in connection with the entry by the Company and GX Holdings into Amendment No.2. We expressly consent to the entry by the Company and GX Holdings into Amendment No.2 and to the implementation of Amendment No.2 by the Company and GX Holdings.

Please note that the Directors of the Company and GX Holdings are not acting as our agents and we have given the Directors no authority to so act. Instead, in causing the Company and GX Holdings to enter into Amendment No.2, the Directors are acting in accordance with their authority under the Memorandum of Association and Bye-Laws of the Company and GX Holdings as preserved by the Supreme Court of Bermuda under Paragraph 4(b) of the PL Orders.

[LOGO OF KPMG]

The provisions of Article V of the Agreement, in so far as they are relevant to the terms of this letter, shall apply mutatis mutandis. Without limiting the generality of the foregoing, the JPLs shall have no personal liability arising under or in connection with this letter or Amendment No. 2.

/s/ Jane Moriarty
------------------------------------
Jane Moriarty
For and on behalf of the Joint Provisional Liquidators

                                    EXHIBIT B

                              THE HUTCHISON LETTER

VIA TELECOPY AND ELECTRONIC MAIL

                                 April 30, 2003

Global Crossing Ltd.                   Joint Provisional Liquidators
Global Crossing Holdings Ltd.          c/o KPMG
c/o Global Crossing Ltd.               8 Salisbury Square
Seven Giralda Farms                    London EC4Y 8 BB
Madison, New Jersey 079040             United Kingdom
U.S.A.                                 Telecopy: + 444-207-694-3126
Telecopy: + 1-973-410-8583             Attention: Jane Moriarty
Attention: John McShane

and

                                       Singapore Technologies Telemedia Pte Ltd.
200 Park Avenue                        51 Cuppage Road
Florham Park, NJ 07932                 #10-11/17, StarHub Centre
U.S.A.                                 Singapore 229469
Telecopy: + 1-973-360-0148             Telecopy: + 65-6720-7277
Attention: John McShane                Attention: Chief Financial Officer

Re: Purchase Agreement, dated as of August 9, 2002, by and among Global Crossing Ltd. (the "Company"), Global Crossing Holdings Ltd.("GC Holdings"), the Joint Provisional Liquidators, Singapore Technologies Telemedia Pte Ltd ("ST Telemedia") and Hutchison Telecommunications Limited ("Hutchison"), as amended by the Amendment to Purchase Agreement dated as of December 20, 2002 (as amended, the "Purchase Agreement").

Dear Sirs/Madams:

        Over the last year, we, together with our respective teams, have put forth substantial time, effort and resources in working towards closing the transactions under the Purchase Agreement. We also recognize the tremendous effort which you and your team have similarly devoted towards this transaction.

        Nevertheless, pursuant to Section 7.1(b) of the Purchase Agreement, Hutchison is hereby terminating the Purchase Agreement, with respect solely to Hutchison's own rights and obligations thereunder and not those of ST Telemedia. The foregoing termination shall only become effective if we and ST Telemedia receive by Noon, New York City time on April 30, 2003 the Acknowledgement and Mutual Release attached hereto duly executed by the Company and GC Holdings. Except as set forth in the foregoing Acknowledgement and Mutual Release, the provisions identified in the last proviso of Section 7.2 of the Purchase Agreement shall survive termination of the Purchase Agreement.

                                       Very truly yours,

                                       HUTCHISON TELECOMMUNICATIONS LIMITED

                                       By: /s/ SUSAN CHOW
                                           ----------------------------------
                                           Name:  SUSAN CHOW
                                           Title: DIRECTOR


cc:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
U.S.A.
Telecopy: + 1-212-310-8007
Attention: Douglas P. Warner

Latham & Watkins
80 Raffles Place
#14-20 UOB Plaza 2
Singapore 048624
Telecopy: + 65-6536-1171
Attention: Michael W. Sturrock

Paul, Weiss, Rifkind, Wharton & Garrison
12/F Hong Kong Club Building
3A Chater Road
Hong Kong
Telecopy: + 852-2536-9622
Attention: John E. Lange

                                    EXHIBIT C

                             THE ST TELEMEDIA LETTER

VIA TELECOPY AND ELECTRONIC MAIL

                                 April 30, 2003

Global Crossing Ltd.                   Joint Provisional Liquidators
Global Crossing Holdings Ltd.          c/o KPMG
c/o Global Crossing Ltd.               8 Salisbury Square
Seven Giralda Farms                    London EC4Y 8 BB
Madison, New Jersey 079040             United Kingdom
U.S.A.                                 Telecopy: + 444-207-694-3126
Telecopy: + 1-973-410-8583             Attention: Jane Moriarty
Attention: John McShane

and

                                       Hutchison Telecommunications Limited
200 Park Avenue                        22nd Floor, Hutchison House
Florham Park, NJ 07932                 10 Harcourt Road, Central
U.S.A.                                 Hong Kong
Telecopy: + 1-973-360-0148             Telecopy: + 852-2128-1778
Attention: John McShane                Attention: Company Secretary

Re: Purchase Agreement, dated as of August 9, 2002, by and among Global Crossing Ltd. (the "Company"), Global Crossing Holdings Ltd., the Joint Provisional Liquidators, Singapore Technologies Telemedia Pte Ltd ("ST Telemedia") and Hutchison Telecommunications Limited ("Hutchison"), as amended by the Amendment to Purchase Agreement dated as of December 20, 2002 (as amended, the "Purchase Agreement"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Purchase Agreement.

Dear Sirs/Madams:

        Reference is made to the attached termination letter from Hutchison (the "Termination Letter"). ST Telemedia is hereby assuming, pursuant to Section 8.3(b) of the Purchase Agreement, the rights and obligations of Hutchison under the Purchase Agreement (other than (i) the obligations of Hutchison arising on or prior to the date hereof and (ii) the rights and obligations of Hutchison that survive termination of the Purchase Agreement pursuant to Section 7.2 thereof, as modified by the second to last paragraph of the Acknowledgement and Mutual Release attached to the Termination Letter); provided however, that ST Telemedia is not assuming any liability, nor shall it have any obligation or liability to the Company or any other Person, for any breach by Hutchison of any representation, warranty, covenant or agreement made by Hutchison pursuant to the Purchase Agreement or any other Transaction Document. The foregoing assumption shall become effective only when the Termination Letter becomes effective in accordance with its terms.

                                       Very truly yours,

                                       SINGAPORE TECHNOLOGIES TELEMEDIA
                                       PTE LTD

                                       By: /s/ Lee Theng Kiat
                                           ----------------------------------
                                           Name:  Lee Theng Kiat
                                           Title: President & CEO

cc:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
U.S.A.
Telecopy: + 1-212-310-8007
Attention: Douglas P. Warner

Lafham & Watkins
80 Raffles Place
#14-20 UOB Plaza 2
Singapore 048624
Telecopy: + 65-6536-1171
Attention: Michael W. Sturrock

Paul, Weiss, Rifkind, Wharton & Garrison
12/F Hong Kong Club Building
3A Chater Road
Hong Kong
Telecopy: + 852-2536-9622
Attention: John E. Lange

VIA TELECOPY AND ELECTRONIC MAIL

                                 April 30, 2003

Global Crossing Ltd.                   Joint Provisional Liquidators
Global Crossing Holdings Ltd.          c/o KPMG
c/o Global Crossing Ltd.               8 Salisbury Square
Seven Giralda Farms                    London EC4Y 8 BB
Madison, New Jersey 079040             United Kingdom
U.S.A.                                 Telecopy: + 444-207-694-3126
Telecopy: + 1-973-410-8583             Attention: Jane Moriarty
Attention: John McShane

and

                                       Singapore Technologies Telemedia Pte Ltd.
200 Park Avenue                        51 Cuppage Road
Florham Park, NJ 07932                 #10-11/17, StarHub Centre
U.S.A.                                 Singapore 229469
Telecopy: + 1-973-360-0148             Telecopy: + 65-6720-7277
Attention: John McShane                Attention: Chief Financial Officer

Re: Purchase Agreement, dated as of August 9, 2002, by and among Global Crossing Ltd. (the "Company"), Global Crossing Holdings Ltd.("GC Holdings"), the Joint Provisional Liquidators, Singapore Technologies Telemedia Pte Ltd ("ST Telemedia") and Hutchison Telecommunications Limited ("Hutchison"), as amended by the Amendment to Purchase Agreement dated as of December 20, 2002 (as amended, the "Purchase Agreement").

Dear Sirs/Madams:

        Over the last year, we, together with our respective teams, have put forth substantial time, effort and resources in working towards closing the transactions under the Purchase Agreement. We also recognize the tremendous effort which you and your team have similarly devoted towards this transaction.

        Nevertheless, pursuant to Section 7.1(b) of the Purchase Agreement, Hutchison is hereby terminating the Purchase Agreement, with respect solely to Hutchison's own rights and obligations thereunder and not those of ST Telemedia. The foregoing termination shall only become effective if we and ST Telemedia receive by Noon, New York City time on April 30, 2003 the Acknowledgement and Mutual Release attached hereto duly executed by the Company and GC Holdings. Except as set forth in the foregoing Acknowledgement and Mutual Release, the provisions identified in the last proviso of Section 7.2 of the Purchase Agreement shall survive termination of the Purchase Agreement.

                                       Very truly yours,


                                       HUTCHISON TELECOMMUNICATIONS LIMITED

                                       By: /s/ SUSAN CHOW
                                           -------------------------------------
                                           Name:  SUSAN CHOW
                                           Title: DIRECTOR

CC:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
U.S.A.
Telecopy: + 1-212-310-8007
Attention: Douglas P. Warner

Latham & Watkins
80 Raffles Place
#14-20 UOB Plaza 2
Singapore 048624
Telecopy: + 65-6536-1171
Attention: Michael W. Sturrock

Paul, Weiss, Rifkind, Wharton & Garrison
12/F Hong Kong Club Building
3A Chater Road
Hong Kong
Telecopy: + 852-2536-9622
Attention: John E. Lange

                                    EXHIBIT D

                           THE GLOBAL CROSSING LETTER

VIA TELECOPY AND ELECTRONIC MAIL                                  April 30, 2003


Hutchison Telecommunications Limited
22nd Floor, Hutchison House
10 Harcourt Road, Central
Hong Kong

Singapore Technologies Telemedia Pte Ltd
51 Cuppage Road
#10-11/17, StarHub Centre
Singapore 229469

Attention: Susan Chow, Director, Hutchison Telecommunications Limited Lee Theng
           Kiat, President & CEO, Singapore Technologies Telemedia Pte Ltd

        ACKNOWLEDGEMENT AND MUTUAL RELEASE relating to the Purchase Agreement, dated as of August 9, 2002, by and among Global Crossing Ltd. (the "Company"), Global Crossing Holdings Ltd. ("GX Holdings"), the Joint Provisional Liquidators, Singapore Technologies Telemedia Pte Ltd ("ST Telemedia") and Hutchison Telecommunications Limited ("Hutchison"), as amended by the Amendment to Purchase Agreement dated as of December 20, 2002 (as amended, the "Purchase Agreement"). Capitalized terms not otherwise defined in this Acknowledgement and Mutual Release have the meanings set forth in the Purchase Agreement.

Dear Ms. Chow and Mr. Lee:

        We have received the letters dated today, April 30, 2003, from Hutchison regarding its termination of its rights and obligations under the Purchase Agreement (the "Termination Letter") and from ST Telemedia regarding its assumption of Hutchison's rights and obligations under the Purchase Agreement (the "Assumption Letter"). We hereby acknowledge that Hutchison's rights and obligations under the Purchase Agreement have been terminated effective as of the date hereof pursuant to Section 7.1(b) of the Purchase Agreement, subject to the provisions of Section 7.2 of the Purchase Agreement regarding survival of the provisions specified therein, as modified by the second to last paragraph herein. We further acknowledge that, pursuant to Section 8.3(b) of the Purchase Agreement, ST Telemedia has assumed the rights and obligations of Hutchison under the Purchase Agreement, subject to the exceptions and proviso set forth in the Assumption Letter.

        We acknowledge that we are not aware of any breach by Hutchison or ST Telemedia of the Purchase Agreement prior to the effectiveness of the Termination Letter. We confirm our agreement that, effective on the date of approval of the agreements of the Company and GX Holdings set forth in the second and third paragraphs herein by the U.S. Bankruptcy Court ("Court Approval"), and in each case subject to the continuing obligations under Section
7.2 of the Purchase Agreement, as modified by the second to last paragraph herein (i) the

Company and GX Holdings irrevocably and unconditionally release and discharge Hutchison and its officers, directors, shareholders, employees, advisers, attorneys, financial advisers and other professional advisers, agents and representatives from any and all liabilities, obligations and claims of any nature whatsoever arising under or relating to the Purchase Agreement and (ii) Hutchison irrevocably and unconditionally releases and discharges the Company and GX Holdings and their respective officers, directors, shareholders, employees, advisers, attorneys, financial advisers and other professional advisers, agents and representatives from any and all liabilities, obligations and claims of any nature whatsoever arising under or relating to the Purchase Agreement. Please indicate your agreement to such mutual release and your acknowledgement that you are not aware of any breach by the Company or GX Holdings of the Purchase Agreement prior to the effectiveness of the Termination Letter by signing in the place indicated below. We undertake to submit this Acknowledgement and Mutual Release to the U.S. Bankruptcy Court within 14 days after the date hereof for approval of the agreements of the Company and GX Holdings set forth in the second and third paragraphs herein and to use all reasonable efforts to cause such approval to be granted.

        The Company and GX Holdings hereby further agree that any plan under chapter 11 of the United States Bankruptcy Code and any schemes of arrangement under the Laws of Bermuda, in each case that is proposed or supported by the Company or GX Holdings, shall preserve and contain release, injunction and exculpation protection in favor of Hutchison and, except as expressly provided in the Bankruptcy Plan and the Schemes of Arrangement, all of Hutchison's officers, directors, shareholders, employees, advisers, attorneys, financial advisers, accountants, other professional advisers, agents and representatives and other protected persons or entities identical in form, scope and substance to those presently existing under the Bankruptcy Plan, the Confirmation Order, the Schemes of Arrangement and the Sanction Orders.

        Notwithstanding the provisions of Section 7.2 of the Purchase Agreement, effective from Court Approval, the following provisions shall apply: (i) the provisions of Section 7.3 of the Purchase Agreement shall not survive the termination by Hutchison of its rights and obligations under the Purchase Agreement (the "Hutchison Termination"); (ii) the other parties to the Purchase Agreement shall not be required pursuant to Section 4.11 and/or Section 8.13 thereof to obtain Hutchison's approval for any press release or public disclosure that does not refer or relate to Hutchison or any of its Affiliates (other than references or relations that have previously been agreed to by Hutchison); and (iii) Hutchison's right to reimbursement of expenses under
Section 4.6 of the Purchase Agreement shall apply only in accordance with the terms of Section 4.6 of the Purchase Agreement as in effect on the date hereof and only to expenses incurred by Hutchison prior to the Hutchison Termination. If the Company is required pursuant to Section 7.3 of the Purchase Agreement to pay Liquidated Damages prior to Court Approval, the Company shall pay such Liquidated Damages to ST Telemedia, provided that if prior to such payment Hutchison gives notice to the Company that it has not reached agreement with ST Telemedia regarding such payment, the Company shall seek instructions from the U.S. Bankruptcy Court regarding whether Hutchison's claimed portion of the Liquidated Damages required to be paid should be paid to ST Telemedia or Hutchison.

        We appreciate having had the opportunity to work with Hutchison over the last year and are thankful for the efforts it has devoted towards this transaction. We look forward to working with ST Telemedia as we continue to proceed towards closing.

                                       Very truly yours,

                                       GLOBAL CROSSING LTD.
                                       (in provisional liquidation)

                                       By: /s/ John B. McShane
                                           -------------------------------------
                                           Name:  John B. McShane
                                           Title: General Counsel


                                       GLOBAL CROSSING HOLDINGS LTD.

                                       By: /s/ John B. McShane
                                           -------------------------------------
                                           Name:  John B. McShane
                                           Title: Attorney-in-Fact

ACKNOWLEDGED AND AGREED:

HUTCHISON TELECOMMUNICATIONS LIMITED

By: /s/ SUSAN CHOW
    ----------------------------------
    Name:  SUSAN CHOW
    Title: DIRECTOR


cc:     Joint Provisional Liquidators
        c/o KPMG
        8 Salisbury Square
        London EC4Y 8 BB
        United Kingdom
        Telecopy: + 444-207-694-3126
        Attention: Jane Moriarty

        Weil, Gotshal & Manges LLP
        767 Fifth Avenue
        New York, New York 10153
        U.S.A.
        Attention: Douglas P. Warner

        Latham & Watkins
        80 Raffles Place
        #14-20 UOB Plaza 2
        Singapore 048624
        Telecopy: + 65-6536-1171
        Attention: Michael W. Sturrock

        Paul, Weiss, Rifkind, Wharton & Garrison
        12/F Hong Kong Club Building
        3A Chater Road
        Hong Kong
        Telecopy: + 852-2536-9622
        Attention: John E. Lange